                                                                    EXHIBIT 99.1





                      RESORTQUEST SAVINGS & RETIREMENT PLAN

                              FINANCIAL STATEMENTS

                                   YEARS ENDED
                           DECEMBER 31, 2000 AND 1999

                                    CONTENTS




                                                                            PAGE
                                                                            ----
FINANCIAL STATEMENTS

        Independent Auditor's Reports                                        3-4

        Statements of Net Assets Available for Benefits                       5

        Statements of Changes in Net Assets Available for Benefits            6

        Notes to Financial Statements                                       7-10

ADDITIONAL INFORMATION

        Supplemental Information                                             11


                          INDEPENDENT AUDITOR'S REPORT


To The Advisory Committee
ResortQuest Savings & Retirement Plan
Memphis, Tennessee

We have audited the accompanying statements of net assets available for benefits of ResortQuest Savings & Retirement Plan as of December 31, 2000 and the related statement of changes in net assets available for benefits for year then ended. These financial statements are the responsibility of Plan's management. Our responsibility is to express an opinion on these financial statements based on our audit. The statement of net assets available for benefits of ResortQuest Savings & Retirement Plan as of December 31, 1999 and related statement of changes in net assets available for benefits for the period from inception (April 1, 1999) to December 31, 1999 were audited by other auditors whose report, dated June 9, 2000, expressed an unqualified opinion on those statements.

We conducted our audit in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining on a test basis, evidence supporting the amount and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the net assets available for benefits of ResortQuest Savings & Retirement Plan as of December 31, 2000, and the changes in its net assets available for benefits for the year ended December 31, 2000 in conformity with accounting principles generally accepted in the United States.

Our audit was made for the purpose of forming an opinion on the basic financial statements taken as a whole. The accompanying supplemental schedule of assets held for investment purposes as of December 31, 2000 is presented for the purpose of complying with the Department of Labor's Rules and Regulations for Reporting and Disclosure under the Employee Retirement Income Security Act of 1974, and it not a required part of the basic financial statements. The supplemental schedule has been subjected to the auditing procedures applied in the audit of the basic financial statements and, in our opinion, is fairly stated in all material respects in relation to the basic financial statements taken as a whole.

                                 /s/ CANNON & COMPANY, CPA'S
                                Certified Public Accountants
Memphis, Tennessee
June 25, 2001

INDEPENDENT AUDITOR'S REPORT

To The Advisory Committee
ResortQuest Savings & Retirement Plan
Memphis, Tennessee

We have audited the accompanying statement of net assets available for benefits of ResortQuest Savings & Retirement Plan (the "Plan") as of December 31, 1999, and the related statement of changes in net assets available for benefits for the period from inception (April 1, 1999) to December 31, 1999. These financial statements are the responsibility of the Plan's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the net assets available for benefits of ResortQuest Savings & Retirement Plan as of December 31, 1999, and the changes in its net assets available for benefits for the nine months then ended in conformity with generally accepted accounting principles. We have not audited the financial statements of ResortQuest Savings & Retirement Plan for any period subsequent to December 31, 1999.


/s/ THOMPSON DUNAVANT
June 9, 2000

                      RESORTQUEST SAVINGS & RETIREMENT PLAN
                        NET ASSETS AVAILABLE FOR BENEFITS
                           DECEMBER 31, 2000 AND 1999

                            ASSETS
                                                                             2000             1999
                                                                             ----             ----
 INVESTMENTS
 Mutual Funds                                                            $19,340,366      $18,277,048
 ResortQuest International, Inc. Common Stock                                519,284          147,052
 Guaranteed Interest Annuities                                               145,493          139,343
 Loans to Participants                                                     1,092,614          900,233
                                                                         -----------      -----------
 Total Investments                                                        21,097,757       19,463,676

 RECEIVABLES
 Participant Contributions                                                   165,096           62,865
 Employer Contributions                                                       58,155           22,376
 Accrued Interest and Dividends                                               39,722           70,772
                                                                         -----------      -----------
 Total Receivables                                                           262,973          156,013

 CASH                                                                         10,791            7,693
                                                                         -----------      -----------

 NET ASSETS AVAILABLE FOR BENEFITS                                       $21,371,521      $19,627,382
                                                                         ===========      ===========

                      RESORTQUEST SAVINGS & RETIREMENT PLAN
                  NET CHANAGE IN ASSETS AVAILABLE FOR BENEFITS
          FOR THE YEAR ENDED DECEMBER 31, 2000 AND FOR THE PERIOD FROM
                 INCEPTION (APRIL 1, 1999) TO DECEMBER 31, 1999



                                                                   2000                1999
                                                                   ----                ----
 ADDITIONS TO NET ASSETS ATTRIBUTED TO:
 Investment Income
 Net Appreciation (Depreciation) in
 Fair Value of Investments                                     $ (2,964,824)         $  557,205
 Interest and Dividends                                             959,434             725,938
                                                               ------------          ----------
                                                                 (2,005,390)          1,283,143
                                                               ------------          ----------

 Contributions
 Participants                                                     3,563,983           2,629,752
 Employer                                                         1,216,269             899,622
 Rollover From Other Plans                                          218,135             645,019
                                                               ------------          ----------
                                                                  4,998,387           4,174,393
                                                               ------------          ----------

 Transfer of Assets From Other Plans                              1,448,622          14,548,316
                                                               ------------          ----------

 Total Additions                                                  4,441,619          20,005,852
                                                               ------------          ----------

 DEDUCTIONS FROM NET ASSETS ATTRIBUTED TO:
 Benefits Paid to Participants                                    2,679,705             378,470
 Other Plan Expenses                                                 17,775                   -
                                                               ------------          ----------
 Total Deductions                                                 2,697,480             378,470
                                                               ------------          ----------

 Net Increase in Net Assets                                       1,744,139          19,627,382

 Net Assets Available for Benefits
 Beginning of Period                                             19,627,382                   -
                                                               ------------          ----------

 End of Period                                                  $21,371,521         $19,627,382
                                                                ===========         ===========


NOTE 1 - DESCRIPTION OF PLAN

         The following description of ResortQuest Savings & Retirement Plan provides only general information. Readers should refer to the Plan Agreement for a more complete description of the Plan's provisions.

GENERAL
         The ResortQuest Savings & Retirement Plan (the "Plan") is a contributory defined contribution plan covering all full-time salaried and hourly employees of ResortQuest International, Inc. and its wholly-owned subsidiaries (the "Company"). Employees become eligible on January 1 and July 1 following the first anniversary of their employment provided they are at least 21 and completed 1,000 hours of service during their first year of employment or during any plan year (January 1 to December 31). The Plan is subject to the provisions of the Employee Retirement Income Security Act of 1974 (ERISA).

         Upon formation of the Plan on April 1, 1999, all full-time employees of the Company on this date became eligible to participate in the Plan.

CONTRIBUTIONS
         Participants may elect to contribute up to twenty (20%) percent of his/her annual compensation subject to Internal Revenue Service limitations. For each plan year, the Company will contribute to the Plan an amount of matching contributions determined by the Company at its discretion. As of December 31, 2000 and 1999, the Company matching contributions totaled 50% of each participant's contributions up to a maximum of 6% of compensation.

PARTICIPANT ACCOUNTS
         Each participant's account is credited with the participant's contribution, and an allocation of the employer's contributions made on their behalf plus a proportionate interest in the investment earnings of the funds in which the contributions are invested. The benefit to which a participant is entitled is the benefit that can be provided from the participant's account.

VESTING
         Participants are immediately vested in their voluntary contributions plus earnings thereon. Participants vest in the Company's matching contributions and related earnings based upon years of service with 100% vesting occurring after three years of credited service. In the event of death, disability, or normal retirement (59-1/2) participants become 100% vested in all account balances.

PAYMENT OF BENEFITS
         Participants may choose to receive account distributions either in the form of a lump sum payment or installments over a period of time a defined in the Plan Agreement. However, if the participant's vested balance does not exceed $5,000, the Plan may distribute funds in the form of a lump sum payment without the consent of the participant.

FORFEITURES
         For the year ended December 31, 2000, forfeitures of nonvested accounts totaled $31,664. This amount is available to reduce future employer contributions.

PLAN TERMINATION
         Although it has not expressed any intent to do so, the Company has the right to modify or terminate the Plan at any time subject to the provisions of ERISA and the Plan Agreement.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

INVESTMENTS
         Investments are stated at fair value and represent the Plan's share of the market value of fund holdings or are based upon quoted market prices. Purchases and sales of securities are recorded on a trade-date basis. Interest income is recorded on the accrual basis and dividends are recorded on the ex-dividend date.

BENEFIT PAYMENTS
         Benefit payments to participants are recorded upon distribution.

USE OF ESTIMATES
         The preparation of financial statements in conformity with generally accepted accounting principles requires the plan administrator to make estimates and assumptions which affect certain reported amounts and disclosures. Accordingly, actual results may differ from those estimates.

NOTE 3 - INVESTMENTS

         The Plan allows participants to invest varying portions of their account balances in thirteen different investment options which include the common stock of ResortQuest International, Inc. and twelve different mutual funds offered by the custodian Union Planters Bank. The twelve mutual funds offered by the custodian include Dreyfus Appreciation Fund, Inc., Fidelity Advisor Series II Growth Opportunities Fund Institutional, Janus Investments Fund Worldwide, Janus Enterprise Fund, Vanguard Lifestrategy Income Fund, Vanguard Lifestrategy Conservative Growth, Vanguard Lifestrategy Moderate Growth, Vanguard Lifestrategy Growth Fund, Vanguard Index Trust 500 Portfolio, Federated Capital Preservation Fund, Vanguard Fixed Income Securities Long-Term Corporate Portfolio, and Vanguard Fixed Income Securities Fund Intermediate Term U.S. Treasury. All Plan assets are held by Union Planters Bank.

         The fair value of individual investments which represent five percent or more of the Plan's net assets as of December 31, 2000 and 1999 are as follows:



                                                                             2000            1999
                                                                          ----------      ----------
Federated Capital Preservation Fund                                       $5,889,029      $5,366,504
Fidelity Advisor Series II Growth Opportunities Fund Institutional         2,982,899       4,138,354
Vanguard Index Trust 500 Portfolio                                         2,281,459       1,895,726
Janus Enterprise Fund                                                      2,223,390       2,009,513
Janus Investments Fund Worldwide                                           1,753,728       1,279,055
Vanguard Lifestrategy Moderate Growth                                      1,394,565       1,604,948
Loans to Participants                                                      1,092,614



         During 2000 and 1999, the Plan's investments (including investments bought, sold and held during the year) appreciated (depreciated) in value as follows:


                                                                             2000            1999
                                                                          ----------      ----------
ResortQuest International, Inc. Common Stock                             $    93,920         (70,044)
Dreyfus Appreciation Fund, Inc. #141                                         (70,326)         22,256
Fidelity Advisor Series II Growth Opportunities Fund Institutional          (806,590)       (297,816)
Janus Investments Fund Worldwide                                            (626,175)        283,647
Janus Enterprise Fund                                                     (1,166,976)        406,327
Vanguard Lifestrategy Income Fund                                                838            (511)
Vanguard Lifestrategy Conservative Growth                                     (4,592)          3,027
Vanguard Lifestrategy Moderate Growth                                        (94,865)         70,546
Vanguard Lifestrategy Growth Fund                                            (70,620)         20,209
Vanguard Index Trust 500 Portfolio                                          (258,496)        131,832
Federated Capital Preservation Fund                                              144            (361)
Vanguard Fixed Income Securities Long-Term Corporate Portfolio                20,686          (7,043)
Vanguard Fixed Income Securities Fund Intermediate Term U.S. Treasury         12,079          (4,864)
Travelers Insurance Company Group Flexible Annuity Contract                    6,149
                                                                         -----------      ----------
                                                                         $(2,964,824)        557,205
                                                                         ===========      ==========

NOTE 4 - LOANS TO PARTICIPANTS

         Loans to participants consist of loans transferred with the net statement assets from other plans and new loans issued since plan inception. The loans are secured by the balance in the participant's account and retain the existing repayment period interest rate. As of December 31, 2000 and 1999, interest rates on loans to participants ranged from 6.37% to 11.5%. Principal and interest is repaid ratably through payroll deductions. Loan administration fees are charged for all new loans. The amount of the fee is deducted from the participant's account that receives the loan. For the year ending December 31, 2000 loan administration fees totaled $17,775.

NOTE 5 - RELATED PARTY TRANSACTIONS

         The Plan purchased $278,312 and $217,096 of the Plan Sponsor's common stock during the year ended December 31, 2000 and 1999, respectively. The stock held by the Plan at December 31, 2000 and 1999 had a market value of $519,284 and $147,052, respectively.

         The Company provides the Plan with certain management and administrative services for which no fees are charged.

NOTE 6 - TAX STATUS

         The Plan has received a determination letter from the Internal Revenue Service stating that the Plan qualified under the appropriate sections of the Internal Revenue Code (IRC), and is, therefore, not subject to tax under present income tax law. Once qualified, the Plan is required to operate in conformity with the IRC to maintain its qualification. The Plan's management is not aware of any course of action or series of events that have occurred that might adversely affect the Plan's qualified status.

NOTE 7 - TRANSFER OF ASSETS FROM OTHER PLANS

         Prior to the Plan's establishment on April 1, 1999, each of ResortQuest International, Inc.'s subsidiaries participated in separate qualified retirement plans. Upon formation of the Plan, each of the subsidiaries' plans were merged into the Plan. The Company acquired additional subsidiaries in 2000 and 1999. The qualified retirement plans maintained by these subsidiaries were likewise merged into the Plan. During the period ended December 31, 2000 and 1999 $1,448,622 and $14,548,316 was transferred to the Plan as a result of these transactions.

                      RESORTQUEST SAVINGS & RETIREMENT PLAN
                 SCHEDULE OF ASSETS HELD FOR INVESTMENT PURPOSES
                                 AT END OF YEAR
                       EIN: 62-1750352 / PLAN NUMBER: 001
                      FOR THE YEAR ENDED DECEMBER 31, 2000


                                                                                            CURRENT
(a)      (b)(c) IDENTITY OF ISSUE/DESCRIPTION                                              (e) VALUE
---      ------------------------------------                                              ---------
 *       ResortQuest International, Inc. Common Stock                                     $   519,284
         Dreyfus Appreciation Fund, Inc. #141                                               1,016,696
         Fidelity Advisor Series II Growth Opportunities Fund Institutional                 2,982,899
         Janus Investments Fund Worldwide                                                   1,753,728
         Janus Enterprise Fund                                                              2,223,391
         Vanguard Lifestrategy Income Fund                                                    141,184
         Vanguard Lifestrategy Conservation Growth                                            165,940
         Vanguard Lifestrategy Moderate Growth                                              1,394,565
         Vanguard Lifestrategy Growth Fund                                                    794,710
         Vanguard Index Trust 500 Portfolio                                                 2,281,459
         Federated Capital Preservation Fund                                                5,889,029
         Vanguard Fixed Income Securities Long-Term Corporate Portfolio                       456,585
         Vanguard Fixed Income Securities Fund Intermediate Term U.S. Treasury                240,180
         Guaranteed Interest Annuities                                                        145,493
         Loans to Participants, Interest Rates Ranging From 6.36% to 11.5%                  1,092,614
                                                                                          -----------
         Total Assets Held for Investment Purposes at End of Year                         $21,097,757
                                                                                          ===========


 *       Represents a party-in-interest